UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 312-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual meeting of shareholders held on January 10, 2012, our shareholders approved an amendment to our 2010 Long-Term Incentive Plan to increase the number of shares of our common stock that are available for issuance under the plan by 3,400,000, from 3,500,000 to 6,900,000. Our board of directors approved the amendment on September 15, 2011, subject to shareholder approval. The amendment became effective as of January 10, 2012 upon receipt of the requisite shareholder approval. A detailed summary of our 2010 Long-Term Incentive Plan, as amended, is set forth in “PROPOSAL 3—AMENDMENT TO OUR 2010 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN” in our definitive proxy statement for our annual meeting of shareholders, which was filed with the Securities and Exchange Commission on November 14, 2011. The detailed summary of our 2010 Long-Term Incentive Plan set forth in the proxy statement is qualified in its entirety by the complete text of the 2010 Long-Term Incentive Plan, as amended, attached as an exhibit to this report, and which text is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to our shareholders at our annual meeting of shareholders held on January 10, 2012:

1.    Electors of Directors. To elect the following nine persons to our board of directors until our next annual meeting of shareholders and until their successor is elected and qualified:

Mr. Michael A. Beindorff	Mr. Dave S. Manovich	Mr. George E. Metzger
Mr. David W. Brown	Mr. Garry Mauro	Mr. Douglas C. Robinson
Mr. C. Mike Lu	Dr. Joe M. McCord	Mr. Elwood H. Spedden

2.    Ratify the Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for our fiscal year ending June 30, 2012.

3.    Proposal to Amend the 2010 Long-Term Incentive Plan. To approve an amendment to our 2010 Long-Term Incentive Plan to increase the number of shares of our common stock that are available for issuance under the plan by 3,400,000, from 3,500,000 to 6,900,000.

The proposals are more fully described in our proxy statement delivered to our shareholders entitled to notice of and to vote at our annual meeting of shareholders.

The final voting results of each proposal follows:

Proposal 1– Election of Directors: Our shareholders elected each of the nominees listed above to our board of directors until our next annual meeting of shareholders and until their successor is elected and qualified. Votes cast were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Mr. Michael A. Beindorff	33,368,368	181,372	39,819,776
Mr. David W. Brown	22,558,957	10,990,783	39,819,776
Mr. C. Mike Lu	32,430,439	1,119,301	39,819,776
Mr. Dave S. Manovich	33,200,350	349,390	39,819,776
Mr. Garry Mauro	22,894,010	10,655,730	39,819,776
Dr. Joe M. McCord	32,961,642	588,098	39,819,776
Mr. George E. Metzger	33,153,468	396,272	39,819,776
Mr. Douglas C. Robinson	33,412,768	136,972	39,819,776
Mr. Elwood H. Spedden	32,962,622	587,118	39,819,776

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending June 30, 2012. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
72,064,758	170,941	1,133,817	0

Proposal 3 – Amendment of 2010 Long Term Incentive Plan: Our shareholders approved the amendment to our 2010 Long Term Incentive Plan to increase the number of shares available for issuance under the plan by 3,400,000, from 3,500,000 to 6,900,000. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
30,002,940	3,527,900	18,900	39,819,776

Following the election of Mr. Spedden to our board of directors, our board of directors appointed Mr. Spedden as chairman of our board of directors.

We issued a press release regarding the election of our new directors and the approval of the modification of the terms of certain of our outstanding warrants pursuant to our offer to modify such warrants that we commenced in November 2011. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01	Other Events.

The information provided under Item 5.07 of this report is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit #	Description
10.1*	2010 Long-Term Incentive Plan, as amended on January 10, 2012
99.1	Press release issued on January 17, 2012

*	Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2012	Lifevantage Corporation

	By:	/s/ Carrie E. McQueen
Carrie E. McQueen
Chief Financial Officer, Secretary & Treasurer